Exhibit 23.1

We hereby consent to the financial statements of OICco Acquisition I, Inc. for the period from the date of inception on July 24, 2009 to December 31, 2009 of our reports dated March 17, 2010 included in its Registration Statement on Form S-1 dated August 23, 2010 relating to the financial statements for the period from the date of inception on July 24, 2009 to December 31, 2009 listed in the accompanying index.

/s/ SAM KAN & COMPANY ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
August 27, 2010 ___________________________________
Date